EXHIBIT (b)

Certification Pursuant to Rule 30a-2(b) under the Investment Company Act of 1940

The undersigned officer of Third Avenue Trust (the "Company"), hereby certifies, to the best of his knowledge, that the Company's Report on Form N-CSR for the period ended December 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 11, 2009

/s/ David M. Barse
Name: David M. Barse
Title: Principal Executive Officer

/s/ Vincent J. Dugan
Name: Vincent J. Dugan
Title: Principal Financial Officer